Exhibit 3.30

RESOLUTIONS OF THE BOARD OF DIRECTORS

OF

IMUA HANDLING CORPORATION

RESOLVED, that Article V, Section 1 of the By-Laws of Imua Handling Corporation (the “Corporation”) shall be amended by deleting the following sentence:

“No less than one member of every board of directors shall at all times be a resident of the State of Hawaii.”

The remaining language of Article V, Section 1 shall remain the same.

RESOLVED, FURTHER, that Article IX, Sections 1 and 2 of the By-Laws of the Corporation shall be deleted in their entirety and replaced as follows:

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president and a secretary. The board of directors may also choose a treasurer, additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents and a secretary.

RESOLVED, FURTHER, that Article XI, Section 5 of the By-Laws of the Corporation, entitled “SEAL,” shall be deleted in its entirety.

RESOLVED, FURTHER, that new Articles XIII and XIV shall be inserted into the By-Laws of the Corporation, as follows:

ARTICLE XIII

Conflicts of Interest

Section 1. Conflict of Interest. No “director’s conflicting interest transaction” (as such term is defined in Section 414-261, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect) shall be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, because the director, or any person with whom or which the director has a personal, economic, or other association, has an interest in the transaction if:

(a) Pursuant to and in accordance with Section 414-263, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect, the transaction received the affirmative vote of a majority (but no fewer than two (2)) of the “qualified directors” (as such term is defined in Section

414-263(d), Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect) on the Board of Directors or a duly empowered committee of the Board of Directors who voted on the transaction after either (i) required disclosure to them (to the extent the information was not known to them), or (ii) sufficient disclosure is made in accordance with Section 414-263(b), Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect; or

(b) Pursuant to and in accordance with Section 414-264, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect, a majority of the votes entitled to be cast by the holders of all “qualified shares” (as such term is defined in Section 414-264(b), Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect) were cast in favor of the transaction after (i) notice to the shareholders describing the director’s conflicting interest transaction, (ii) provision of the information required in Section 414-264(d), Hawaii Revised Statutes, or any amendment thereof or successor statutes thereto from time to time in effect, and (iii) required disclosure to the shareholders who voted on the transaction (to the extent the information was not known to them); or

(c) The transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the Corporation.

Section 2. Determination of Quorum; Voting.

(a) Board of Directors. A majority (but no fewer than two (2)) of all the qualified directors on the Board of Directors, or on the committee duly empowered by the Board of Directors who voted on the transaction, constitutes a quorum for purposes of action to approve a director’s conflicting interest transaction. The action of directors that otherwise complies with this section is not affected by the presence or vote of a director who is not a qualified director.

(b) Shareholders. A majority of votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action to approve a director’s conflicting interest transaction. Subject to Section 414-264(d), Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect, shareholders’ action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

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ARTICLE XIV

Indemnification of Directors and Officers

Section 1. Indemnification of Officers and Directors. The Corporation shall indemnify any “officer” or “director” (as such terms are defined in Section 414-241, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect) who was or is a “party” to a “proceeding” (as such terms are defined in Section 414-241, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect) because such officer or director is an officer or director of the Corporation against “liability” (as the term is defined in Section 414-241, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect) incurred in the proceeding if (a) the officer or director conducted himself in good faith, and (b) the officer or director reasonably believed (i) in the case of conduct of official capacity, that the officer’s or director’s conduct was in the best interests of the Corporation, and (ii) in all other cases, that the officer’s or director’s conduct was at least not opposed to the best interests of the Corporation, and (c) in the case of any criminal proceeding, the officer or director had no reasonable cause to believe the officer’s or director’s conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the officer or director did not meet the relevant standard of conduct required herein. An officer’s or director’s conduct with respect to an employee benefit plan for a purpose the officer or director reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirements of clause (b)(ii) hereinabove.

Section 2. Limitation of Indemnification of Officers and Directors. Unless ordered by a court under Section 414-245(a)(3), Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect, the Corporation shall not indemnify an officer or director (a) in connection with a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the officer or director has met the relevant standard of conduct under Section 1 above, or (b) in connection with any proceeding with respect to conduct for which the officer or director was adjudged liable on the basis that the officer or director received a financial benefit to which the officer or director was not entitled, whether or not involving action in the officer’s or director’s official capacity.

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Section 3. Successful Defense of Claims. To the extent that a director or officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director was a party because the officer or director was an officer or director, respectively, of the Corporation, the Corporation shall indemnify such officer or director against reasonable expenses incurred by the officer or director in connection with the proceeding.

Section 4. Determination That Indemnification is Proper. Except in a situation governed by Section 3 above, any indemnification under this Article shall be made by the Corporation only if authorized for a specific proceeding after a determination has been made that indemnification of the officer or director is permissible because the officer or director has met the relevant standard of conduct set forth in this Article. The determination shall be made:

(a) if there are two (2) or more “disinterested directors” (as the term is defined in Section 414-241, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect), by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom for this purpose shall constitute a quorum) , or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

(b) by special legal counsel selected in the manner set forth in Section 4(a) above, or, if there are fewer than two (2) disinterested directors, selected by the Board of Directors (in which case, directors who do not qualify as disinterested directors may participate in the selection); or

(c) by the shareholders, except that shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination; or

(d) pursuant to and in accordance with Section 414-245, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect, by the court conducting the proceeding or another court of competent jurisdiction upon application made by the officer or director who is a party to the proceeding because such officer or director is an officer or director of the Corporation.

Section 5. Expenses Paid in Advance of Final Disposition. The Corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding because such officer or director is an officer or director, respectively, of the Corporation if the officer or director

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delivers to the Corporation (a) a written affirmation of the officer’s or director’s good faith belief that the officer or director has met the relevant standard of conduct described in this Article or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation, and (b) the officer’s or director’s written undertaking to repay any funds advanced if the officer or director is not entitled to mandatory indemnification under Section 3 above and it is ultimately determined under Section 4 above that the officer or director has not met the relevant standard of conduct described in this Article. The undertaking required by clause (b) above must be an unlimited general obligation of the officer or director but need not be secured and may be accepted without reference to the financial ability of the officer or director to make repayment.

Section 6. Rights Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs and personal representatives of the person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is a director or officer of the Corporation, or who, while a director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against any liability asserted against or incurred by the director or officer in that capacity or arising out of the director’s or officer’s status as a director of officer, whether or not the Corporation would have the power to indemnify or advance expenses to the director or officer against such liability under Chapter 414, Hawaii Revised Statutes, or any amendment thereof or successor statute thereto from time to time in effect.

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IMUA HANDLING CORPORATION

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BY-LAWS

JUNE 22, 1999

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ARTICLE I

OFFICES

Section 1. The principal office shall be located in Honolulu, Hawaii. The registered office of the corporation in the State of Hawaii shall be C T Corporation System, 1000 Bishop Street, City of Honolulu, County of Honolulu, State of Hawaii.

Section 2. The corporation may also have offices at such other places within or without the State of Hawaii as the board of directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held in Honolulu, State of Hawaii, at such place as may be fixed from time to time by the board of directors.

Section 2. Annual meetings of shareholders commencing with the year 2000 shall be held on the first Monday of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 AM, when they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Hawaii as shall be stated in the notice of the meeting or in a duly executed notice of waiver thereof.

Section 2. Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the board of directors, or the holders of not less than ten percent of 11 the shares entitled to vote at the meeting.

Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF SHARES

Section 1. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented, at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shares is required by law or the articles of incorporation.

Section 3. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the articles of incorporation. A shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact.

Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

Section 1. The number of directors shall be three. No less than one member of every board of directors shall at all times be a resident of the State of Hawaii. Directors need not be shareholders. The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Any directorship filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the State, outside the State of Hawaii, at such place or places as they may from time to time determine.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Hawaii.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place either within or without the State of Hawaii as shall be fixed by the vote of the shareholders at the annual meetings, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all directors.

Section 3. Regular meetings of the board of directors may be held with or without notice at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors shall be called by the president on seven (7) days’ notice to each director, either personally or by mail or by facsimile telecommunication. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors, unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 5. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. A majority of directors shall constitute a quorum for the transaction of business, unless a greater number is required by the articles of incorporation. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Unless otherwise provided by the articles of incorporation, any action required or permitted to be taken at any meeting of the directors or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, sign a written consent setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

Section 8. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE VII

COMMITTEES OF DIRECTORS

Section 1. The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees. To the extent provided in such resolution or in the articles of incorporation or these by-laws, each committee shall have and exercise all of the authority of the board of directors, except as otherwise required by law. Vacancies in membership of the committee may be filled by the board of directors at a regular or special meeting of the board of directors. The committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or the articles of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person, provided that if the corporation has two or more directors there must be not less than two persons as officers.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice-presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1. The shares of a corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the chairman or vice-chairman of the board of directors or the president or a vice-president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or each certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signatures of the officers upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

TRANSFERS OF SHARES

Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled, and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date of which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

REGISTERED SHAREHOLDERS

Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Hawaii.

LIST OF SHAREHOLDERS

Section 6. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any Provisions of the articles of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the director, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Hawaii.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

ARTICLE XII

Section 1. The power to alter, amend or repeal these by-laws, or to adopt new by-laws, subject to repeal or change by action of the shareholders, shall be vested in the board of directors unless reserved to the shareholders by the articles of incorporation.